Thompson Hine LLP

January 29, 2024

VIA EDGAR

U.S. Securities and Exchange Commission

Public Filing Desk

100 F Street, N.E.

Washington, D.C. 20549-1520

RE:	Centre Funds (the “Registrant”)

(File Nos. 333-173306; 811-22545)

Post-Effective Amendment (“PEA”) No. 34

Dear Sir or Madam:

On behalf of the Registrant, a registered investment company (the “Trust”), we hereby submit, via electronic filing, Post-Effective Amendment No. 34 to the Trust’s Registration Statement (the “Amendment”). The Amendment is filed pursuant to Rule 485(b) promulgated under the Securities Act of 1933. The main purpose of the Amendment is to provide updated financial information and performance data for the Centre American Select Equity Fund and Centre Global Infrastructure Fund, each a series of the Trust. We have reviewed the Amendment in accordance with Rule 485(b)(4) and represent that this update does not contain any disclosure that would render it ineligible to become effective pursuant to Rule 485(b).

Please contact the undersigned at (614) 469-3284 with any questions concerning the Amendment.

Sincerely,

/s/ JoAnn Strasser
JoAnn Strasser

Enclosures

cc: James A. Abate, President, Centre Funds